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                                                                      Exhibit 23

BUCKLEY DODDS
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Chartered Accountants                      Suite 1140 - 1185 West Georgia Street
                                                  Vancouver, B.C. Canada V6E 4E6
                                                      Telephone:  (604) 688-7227
                                                            Fax:  (604) 681-7716

May 7, 1998


Securities Exchange Commission

Dear Sirs:

Re:  Interactive Entertainment Limited, "the Company" (formerly Skygames
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     International Inc.)
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We refer to the Form 10-K/A of the Company dated May 6, 1997.

We consent to the use in the above mentioned Form 10-K/A of our report dated April 28, 1997, (except for Note 14 which is as of February 1, 1998, to the shareholders of the Company on the following financial statements:

     - Consolidated balance sheets as at February 28, 1997 and February 29,
       1996;

     - Consolidated statements of operations, deficit and changes in financial position for the years then ended.

We report that we have read the Form 10-K/A and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from the financial statements upon which we have reported or that is within our knowledge as a result of our audit of such financial statements.

This letter is provided to the Securities Regulatory Authority to which it is addressed pursuant to the requirements of their securities legislation and not for any other purpose.

Yours truly,

/s/ Buckley Dodds
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BUCKLEY DODDS
Chartered Accountants

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